EXHIBIT 23.2

                          Independent Auditor's Consent

The Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66340) of our report dated January 31, 2002, relating to the financial statements of eLinear, Inc. appearing in this Form 10-KSB for the year ended December 31, 2002.

                                         /S/  Aidman, Piser and Company, P.A.
Tampa, Florida
April 15, 2003


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